EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Palomar Enterprises, Inc. Employee Stock Incentive Plan for the Year 2003, No. 4, Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003, No. 4 of our report dated March 31, 2003 with respect to our audit of the financial statements of Palomar Enterprises, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2002 and for the year then ended, filed with the Securities and Exchange Commission.


                                      /s/ EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona
November 19, 2003